U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 9, 2006

SPATIALIGHT, INC.
(Exact Name of Registrant as Specified in Charter)

New York	000-19828	16-1363082
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Five Hamilton Landing, Suite 100, Novato, California	94949
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(415) 883-1693

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement; and

Item 3.02. Unregistered Sales of Equity Securities; and

Item 9.01. Financial Statements and Exhibits.

SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed in our Form 10-Q, filed with the U.S. Securities and Exchange Commission, on August 9, 2006, we entered into an agreement to sell 761,500 of our common shares in a private placement to an institutional investor. The purchase price of the common shares was $2.25 per share. We expect to receive approximately $1.7 million in gross proceeds, before issuance costs, from the sale of these shares, which will be used for working capital and other general corporate purposes. We will be required under a registration rights agreement to file a registration statement for the resale of the shares within 30 calendar days once the sale is consummated and this registration statement must be declared effective no later than 90 calendar days after the closing date. The sale of these shares is expected to be completed no later than August 16, 2006.

The offering of the common shares was made to a qualified institutional buyer in reliance on Section 4(2) of the Securities Act of 1933, as amended (the Securities Act) and Rule 506 of Regulation D as promulgated by the U.S. Securities and Exchange Commission under the Securities Act. The securities offered were not registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The registration rights agreement, which we executed and delivered at the same time we executed the agreement to sell the shares disclosed in this Current Report on Form 8-K, provides that if we do not meet the above deadlines, we may be required to pay an amount equal to 1.5% of the aggregate purchase price or $25,700 as partial liquidated damages when each of these dates occur and an additional $25,700 for every 30 days thereafter up to six months. After six months, the percentage increases to 2.5% or $42,800 for each additional 30 days.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Securities Purchase Agreement *
10.2	Registration Rights Agreement *

* Previously filed (filed with the SEC on August 9, 2006 as Exhibits 10.5 and 10.6 to Form 10-Q)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2006

SPATIALIGHT, INC.

By:	/s/ Robert A. Olins
Name: Robert A. Olins
Title: Chief Executive Officer